UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14 INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. *)

Filed by the Registrant /X/ Filed by a Party other than the Registrant / / Check the appropriate box: / / Preliminary Proxy Statement / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ x /             Definitive Proxy Statement
/   /             Definitive Additional Materials
/    /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                           14a-12

                                AEROCENTURY CORP.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       -------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)       Title of each class of securities to which transaction
            applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
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(4)        Proposed maximum aggregate value of transaction:
         N/A
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(5)        Total Fee Paid:

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/ /        Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount previously paid:

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(2)        Form, Schedule or Registration Statement No.:

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(4)        Date Filed:

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



                                AEROCENTURY CORP.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 28, 2000

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of AeroCentury Corp. (the "Company"), which will be held at the Hiller Aviation Museum, 601 SkyWay Road, San Carlos, California at 6:00 p.m. on April 28, 2000, for the following purposes:

         1.       To elect two directors to the Board of Directors;

         2. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000; and

          3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 1, 2000, as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

A quorum comprising the holders of the majority of the outstanding shares of Common Stock of the Company on the record date must be present or represented for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY
CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

If you plan to attend the meeting, please call the Company's Investor Relations Department at 650-340-1888, so that your name can be placed on the guest list at the Hiller Aviation Museum entrance.

Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

 Sincerely yours,

/s/ Neal D. Crispin

Neal D. Crispin
CHAIRMAN OF THE BOARD

March 28, 2000
Burlingame, California

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                AEROCENTURY CORP.
                          TO BE HELD ON APRIL 28, 2000

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AEROCENTURY CORP. (the "Company") of proxies to be voted at the 2000 Annual Meeting of Stockholders, which will be held at 6:00 p.m. on April 28, 2000 at the Hiller Aviation Museum, 601 SkyWay Road, San Carlos, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about March 28, 2000. The Company's 2000 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2000 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

The close of business on March 1, 2000 was the record date for stockholders entitled to notice of and to vote at the 2000 Annual Meeting of Stockholders. As of that date, the Company had 1,606,557 shares of Common Stock, $0.001 par value (the "Common Stock"), issued and outstanding, of which 63,300 are held by the Company as treasury stock. All of the shares of the Company's Common Stock outstanding on the record date, except for treasury stock, are entitled to vote at the 2000 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

If your shares are registered directly in your name with the Company's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the "stockholder of record" and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for your use which should be returned to the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held "in street name" and these proxy materials were forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the meeting. Your broker or nominees has enclosed a voting instruction card for your use, which must be returned to your broker or nominee.

Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the 2000 Annual Meeting of Stockholders in accordance with the instructions of the stockholder of record contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1: Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2: Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder of record has the right to revoke his or her proxy at any time before it is voted at the meeting. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders of record entitled to vote at the election present in person or represented by proxy.

Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Two of the Company's six directors will be elected at the 2000 Annual Meeting of Stockholders. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below, unless instructions to the contrary are marked on the proxy. In the event that a nominee is unable or declines to serve as a director at the time of the 2000 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2003 Annual Meeting of Stockholders or until the director's successor has been elected.

Nominees To Board Of Directors

     Mr. Marc J. Anderson, age 63. Mr. Anderson has been a member of the Company's Board of Directors since its inception in 1997. Mr. Anderson is the Company's Chief Operating Officer and Senior Vice President. He holds the same officer positions with JetFleet Management Corp. ("JMC"). Prior to joining JMC in 1994, Mr. Anderson was an aviation consultant (1992 to 1994) and prior to that spent seven years (1985 to 1992) as Senior Vice President-Marketing for PLM International, a transportation equipment leasing company. He was responsible for the acquisition, modification, leasing and remarketing of all aircraft. Prior to PLM, Mr. Anderson served as Director-Contracts for Fairchild Aircraft Corp.; Director of Aircraft Sales for Fairchild SAAB Joint Venture; and Vice President, Contracts for SHORTS Aircraft USA, Inc. Prior to that, Mr. Anderson was employed with several airlines in various roles of increasing responsibility beginning in 1959.

     Mr. Thomas W. Orr, age 66. Mr. Orr has served on the Company's Board of Directors since 1997, and was also, during that time, a member of the Audit Committee of the Board of Directors. Mr. Orr is currently a partner at the accounting firm of Bregante + Company LLP, where he has been a partner since joining that firm in 1992. Prior to that, beginning in 1986, Mr. Orr was Vice President, Finance, at Scripps League Newspapers, Inc. Beginning in 1958, Mr. Orr was in the audit department of Arthur Young & Company, where he retired as a partner in 1986. Mr. Orr received his Bachelor's degree in Business Administration, with distinction, (Accounting major) from the University of Minnesota. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and a former member of the California State Board of Accountancy.




THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                   PROPOSAL 2
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 1999. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented at the meeting to ratify the selection of Arthur Andersen LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 31, 2000, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Arthur Andersen LLP, the Board of Directors would reconsider such selection.

A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.




THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                       INFORMATION REGARDING THE COMPANY'S
                             DIRECTORS AND OFFICERS


Current Board Of Directors

The following directors have terms expiring at the Company's 2000 Annual Stockholder Meeting: Marc J. Anderson and Thomas W. Orr. They have been nominated for election to the Board of Directors. For their biographical information, see "PROPOSAL 1: ELECTION OF DIRECTORS," above.

The following directors have terms expiring at the Company's 2001 Annual Stockholder Meeting:

     Mr. Neal D. Crispin, age 54. Mr. Crispin is Chairman of the Board and President of the Company. He is a member of the Executive committee of the Board and has served on the Board since its inception in 1997. He is also President and Chairman of CMA Consolidated, Inc. ("CMA") and JMC. Prior to forming CMA in 1983, Mr. Crispin spent 2 years as Vice President-Finance of an oil and gas company. Previously, Mr. Crispin was a manager with Arthur Young & Co., Certified Public Accountants. Prior to joining Arthur Young & Co., Mr. Crispin served as a management consultant, specializing in financial consulting. Mr. Crispin is the husband of Toni M. Perazzo, a director and officer of JMC and the Company. He received a Bachelor's Degree in Economics from the University of California at Santa Barbara and a Master's Degree in Business Administration (specializing in Finance) from the University of California at Berkeley. Mr. Crispin, a CPA, is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

     Mr. Evan J. Wallach, age 45. Mr. Wallach is Vice President, Finance of C-S Aviation. He is a member of the Audit Committee and has served on the Board since 1997. From 1996 to 1998, he was President and Chief Executive Officer of Global Airfinance Corporation. He has specialized in aircraft and airline financing over the past seventeen years, having held senior level positions with The CIT Group (1994 to 1996), Bankers Trust Company (1992 to 1994), Kendall Capital Partners (1990 to 1992), Drexel Burnham Lambert (1987 to 1990) and American Express Aircraft Leasing (1985 to 1987). Mr. Wallach received a Bachelor's Degree in Political Science from State University of New York at Stony Brook and a Master's Degree in Business Administration from the University of Michigan.

The following directors have terms expiring at the Company's 2002 Annual Stockholder Meeting:

         Mr. Maurice J. Averay, age 69. Mr. Averay has been an aviation consultant since 1996 and has served on the Board since 1997. From 1995 to 1996 he was a full-time consultant to Saab Aircraft of America and its parent with respect to marketing and new aircraft development. From 1990 to 1995, he was Senior Vice President of the Sales and Marketing team of Saab Aircraft of America responsible for North and South American turboprop airliner sales. Prior to that Mr. Averay was Vice President of Sales Support for Saab Aircraft International, Ltd.; Sales Engineering Manager for Fairchild Aircraft, Inc., San Antonio, Texas; Vice President, Planning, for Chautauqua Airlines, Jamestown, New York, a U.S. Airways commuter associate; and Vice President of Shorts Aircraft USA, Inc. Mr. Averay holds a Bachelor of Science in Aero Engineering from the University of Bristol, United Kingdom.

         Ms. Toni M. Perazzo, age 53. Ms. Perazzo is a member of the Audit and Executive Committees of the Board of Directors and has served on the Board since its inception in 1997. She is the Company's Vice President-Finance and Secretary and has held these same positions with JMC since 1994, and CMA since 1990. Prior to joining CMA in 1990, she was Assistant Vice President for a savings and loan, controller of an oil and gas syndicator and a senior auditor with Arthur Young & Co., Certified Public Accountants. Ms. Perazzo is the wife of Neal D. Crispin, a director and officer of JMC and the Company. She received her Bachelor's Degree from the University of California at Berkeley, and her Master's Degree in Business Administration from the University of Southern California. Ms. Perazzo, a CPA, is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Board Meetings And Committees

The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 1999. Each director attended every meeting of the Board and every meeting held by all committees of the Board on which the director served.

The Company has an Audit Committee and an Executive Committee of the Board of Directors. There is no compensation or nominating committee or committee performing the functions of such committees.

The Audit Committee was formed pursuant to a written charter approved by the Board of Directors. The Audit Committee meets with the Company's financial management and its independent public accountants to review internal financial information, audit plans and results, and financial reporting procedures. This committee currently consists of Thomas W. Orr, Chairman, Evan J. Wallach and Toni M. Perazzo. Of the three directors on the Audit Committee, only one, Toni
M. Perazzo, is not "independent" as defined under the American Stock Exchange Company Guide. The Audit Committee held two meetings during the 1999 fiscal year, and has held one meeting in the 2000 fiscal year to date.

The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Directors except for those which require action by all the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law. The Executive Committee currently consists of three directors, which include Neal D. Crispin, Chairman, Toni M. Perazzo, and Marc J. Anderson.

Director Compensation

Non-employee members of the Board are each paid an annual fee of $14,000 and are reimbursed for all reasonable out-of-pocket costs incurred in connection with their attendance at such meetings. Non-employee members also receive $1,000 annually for each committee membership. Board members who are officers of the Company do not receive any compensation for Board or committee membership.

Officers And Key Employees

For biographies of Neal D. Crispin, President & Chairman of the Board, Marc J. Anderson, Chief Operating Officer & Senior Vice President, and Toni M. Perazzo, Vice President-Finance & Secretary, see " Board of Directors" above.

Listed below are officers and key employees of JetFleet Management Corp., the Company's management company, who in their capacity as officers and/or employees of JMC are responsible for the management of various aspects of the Company's business:

Mr. Andre Berenfeld, Vice President, Contracts, age 46. Mr. Berenfeld is responsible for the administration of aircraft leases, marketing agreements and vendor agreements for the Company and JMC. Mr. Berenfeld has 19 years of aviation industry experience in a variety of assignments in the engineering, technical management and finance fields. Prior to joining the Company, he held various positions of increasing responsibility with Citicorp (1992 to 1995), and before that, with PLM International, United Airlines, and the General Electric Company. Mr. Berenfeld has Bachelor of Science degrees in Electrical Engineering and Mechanical Engineering from the University of Brussels, and a Master's Degree in Business Administration from the University of Pennsylvania, Wharton School of Business.

Mr. Frank Duckstein, Vice President, Remarketing, age 45. Mr. Duckstein has been in charge of remarketing for JMC since joining JMC in 1995. From 1989 to 1995, Mr. Duckstein served as Director of Marketing for PLM International, a transportation equipment leasing company. While at PLM, he was responsible for sales and remarketing, market research and development, both domestically and internationally, of PLM's corporate and commuter aircraft, as well as its helicopter fleet. Previously, he was with the following international and regional airlines operating within Europe and the U.S. with responsibility for operation, market development and sales: Direct Air (Berlin, Germany); Air
Berlin (Berlin, Germany); and Aeroamerica (Berlin, Germany). Mr. Duckstein attended the Technical University of Berlin, majoring in Economics.

Ms. Polly Prelinger, Vice President, Marketing, age 42. Ms. Prelinger is in charge of research and market development for the Company and JMC. Prior to joining JMC in 1998, Ms. Prelinger was Vice President-Sales and Marketing for two years with Fairchild Aircraft Incorporated, a major commuter aircraft manufacturer. During the period 1987 to 1996, Ms. Prelinger was at PLM International, a diversified equipment leasing company, where she held positions of Director, Research and Market Development and Vice President, Aircraft Marketing. Ms. Prelinger holds a Bachelor of Arts degree in Russian Studies from the University of Michigan.

Christopher B. Tigno, General Counsel, age 38. Mr. Tigno is responsible for all legal matters of the Company and JMC and its related companies, including supervision of outside counsel, documentation of aircraft asset acquisition transactions, and corporate and securities matters. He is also General Counsel for CMA. He joined JMC and CMA in 1996. He was most recently employed as Senior Counsel with the firm of Wilson, Ryan & Campilongo (1992 to 1996), and prior to that was associated with Fenwick & West and Morrison & Foerster. Mr. Tigno received his Juris Doctor degree from the University of California, Boalt Hall School of Law and was admitted to the California Bar in 1986. He also holds a Bachelor's Degree in Chemical Engineering from Stanford University.

Employment Contracts

No compensation was paid by the Company to its officers in 1999, as the Company had engaged JetFleet Management Corp. as the management company under the Management Agreement in effect since 1997. The officers of the Company are officers of JMC, and received their compensation from JMC. The cash compensation received by Neal Crispin from JMC including bonuses, for 1999 was $63,000 and is expected to be $100,000 in 2000. The cash compensation received by Ms. Perazzo from JMC including bonuses for 1999 was $32,000 and is expected to be $85,000 in 2000. The only executive officer of JMC whose compensation exceeds $100,000 is Marc J. Anderson, Sr. Vice President & Chief Operating Officer, whose salary and bonus was $155,000 in 1999 and is expected to be $192,600 in 2000.

On April 23, 1998, the Company entered into an Employment Agreement with Neal D. Crispin which will become effective in the event that either (i) the Company terminates the Management Agreement with JMC or (ii) there is a change in control of the voting securities of the Company. In either of those events, the Company would employ Mr. Crispin for a five year term as President of the Company. Mr. Crispin would receive a signing bonus of $500,000 plus 5% of the outstanding capitalization of the Company, and receive an annual salary of $250,000. Mr. Crispin would be eligible for an annual minimum performance bonus of twice his annual salary. The agreement also provides for severance payments if the Company terminates his employment for reasons other than "for cause" or disability, or the Company terminates employment for enumerated "good reasons." Following a change in control of the Company, severance payments will be payable by the Company in the event of termination of employment for any reason.

On April 28, 1998, the Company entered into an Employment Agreement with Marc J. Anderson which will become effective in the event that either (i) the Company terminates the Management Agreement with JMC or (ii) there is a change in control of the voting securities of the Company. In either of those events, the Company would employ Mr. Anderson for a five year term as Chief Operating Officer and Senior Vice President of the Company at a base salary of $120,000, and he would receive a signing bonus of $50,000. The agreement also provides for severance payments if the Company terminates his employment for reasons other than "for cause" or disability, or the Company terminates employment for enumerated "good reasons." Following a change in control of the Company, severance payments would be payable by the Company in the event of termination of employment for any reason.

Compensation Committee Interlocks And Insider Participation

Neal D. Crispin and Toni M. Perazzo are both executive officers and directors of the Company and JetFleet Management Corp. Marc Anderson is an executive officer and director of the Company and an executive officer of JetFleet Management Corp. As described above under "Employment Contracts," the Company has no employees and does not pay any compensation to its executive officers. Other than that, no executive officers of the Company currently serve on the compensation committee (or any other committee of the board of directors performing similar functions) of another entity.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2000 by: (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director; and (iii) all directors and executive officers as a group.

Name, Position, & Address                     No of. Shares(1)                  Percentage of
                                                                                Ownership of
                                                                                Common Stock(2)


Neal D. Crispin                                256,661                          16.20%
Chairman of the Board,
President and Principal
Shareholder (3)(4)

Toni M. Perazzo                                 256,661                         16.20%
Director, Vice President-Finance,
Secretary and Principal
Shareholder (3)(4)(5)

Marc J. Anderson                                    6,392                           *
Director, Senior Vice President
and Chief Operating Officer (1)(3)(6)

Maurice J. Averay                                    300                            *
Director (3)

Thomas W. Orr                                        600                            *
Director (3)

Evan J. Wallach                                      175                            *
Director (3)

Pine Capital Management, Incorporated;           183,300                        11.8%
Hoefer & Arnett (7)

JetFleet Holding Corp.                           199,267                        11.3%
Principal Shareholder (3)(8)

All directors and executive
 officers as a group (6  persons)(9)             259,628                        16.82%
 ------------------------------------------------
*   Less than 1%

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 1, 2000, including, but not limited to, upon the exercise of an option.

(2) For purposes of calculating percentages, total outstanding shares consists of 1,543,257 shares of outstanding Common Stock, which excludes shares held by the Company as treasury stock.

(3) The mailing address is c/o AeroCentury Corp., 1440 Chapin Avenue Suite 310, Burlingame, California 94010.

(4) Includes 250,661 shares owned by corporations of which Mr. Crispin is an officer, director and/or principal shareholder. To avoid double counting the same shares, does not include 20,000 shares issuable upon exercise of options granted to Mr. Crispin by JetFleet Holding Corp. ("JHC") to purchase AeroCentury Common Stock owned by JHC. (The shares issuable upon exercise of these options would come from the 199,267 shares already counted as beneficially owned by Mr. Crispin and Ms. Perazzo indirectly through JHC.)

(5) Includes 250,661 shares owned by corporations, of which Ms. Perazzo is an officer, director and/or principal shareholder, plus all other shares owned beneficially by Mr. Crispin, spouse of Ms. Perazzo.

(6) Includes shares issuable upon exercise of options to purchase 4,500 shares issuable upon exercise of options granted by JHC to purchase AeroCentury Common Stock owned by JHC.

(7) Disclosure based on a copy of a form 13-G received by the Company. Shares are held for the account of clients of Pine Capital Management, Incorporated ("Pine"), a registered investment adviser, and Hoefer & Arnett, a registered broker-dealer. The address of both is 353 Sacramento Street, 10th Floor, San Francisco, CA 94111. Pine holds the shares in a fiduciary capacity and Hoefer & Arnett holds the shares pursuant to discretionary authority. The Company is informed that no client is known by Pine and Hoefer & Arnett to have the right or power with respect to more than 5% of the outstanding shares. Hoefer & Arnett does not have power to vote or to direct the voting of the shares held in its capacity as broker.

(8) In May 1998, the original holder of the shares of the Company, JetFleet Management Corp., was renamed "JetFleet Holding Corp." The rights and obligations under the Management Agreement were then assigned by JetFleet Holding Corp. to a newly-created wholly-owned subsidiary named "JetFleet Management Corp."

(9) Consists of shares beneficially owned by officers and directors, but excludes option shares described in footnotes (4) and (6), since the shares issuable upon exercise of these options are already counted in the 199,267 shares beneficially owned by Mr. Crispin and Ms. Perazzo indirectly through JHC, and therefore included in the shares counted as beneficially owned by officers and directors.

                           RELATED PARTY TRANSACTIONS

Management Agreement. JMC acts as the management company for the Company under the Management Agreement, dated December 31, 1997, as amended on February 3, 1998, between JMC and the Company. The officers of the Company are also officers of JMC and two members of the JMC's Board of Directors are on the Board of Directors of the Company.

Under the Management Agreement, the Company pays a monthly management fee to JMC equal to 0.25% of the net book value of the Company's assets as of the end of the month for which the fee is due. In addition, JMC may receive an acquisition fee for locating assets for the Company, provided that the aggregate purchase price including chargeable acquisition costs and any acquisition fee does not exceed the fair market value of the asset based on appraisal, and a remarketing fee in connection with the sale or re-lease of the Company's assets. The management fees, acquisition fees and remarketing fees may not exceed the customary and usual fees that would be paid to an unaffiliated party for such services. The Company paid JMC $1,148,800 of management fees and $1,080,100 in acquisition fees during 1999 and $520,280 and $397,280 in management fees and acquisition fees, respectively, in 1998.

In the event of any breach by the Company which terminates the Management Agreement, the Company will be liable for liquidated damages of $12 million (adjusted for inflation) from 1997 until 2007, then declining $1 million per year each year thereafter. A sale or disposition by the Company of over 25% of the assets of the Company in a single transaction or series of transactions not recommended by JMC is considered one event of termination by the Company in breach of the Management Agreement.

The agreement also grants the Company an option to acquire all of the outstanding stock of JMC at any time on or before December 31, 2003, subject to such stockholder approval as required by applicable law, for a purchase price based on the earnings of JMC, in the form of freely tradeable registered stock of the Company. The purchase price would be set at 90% of the product of (i) the earnings of JMC as of the most recent 12-month period prior to the acquisition, multiplied by (ii) the average price to earnings ratio of the Company over the same 12-month period, each as determined according to generally accepted accounting principles; provided, however, that if the purchase price is less than $12 million, JMC would have the right to decline the acquisition.

On February 3, 1998, the Company's Board of Directors, including its three outside directors, ratified, approved and confirmed the terms of the Management Agreement, as amended to its current form. The original Management Agreement had been previously approved by the Board of Directors in its original form in 1997.

Office Space. The Company maintains its principal office at the offices of JMC at 1440 Chapin Avenue, Suite 310, Burlingame, California, without reimbursement to JMC.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1999 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2001 Annual Meeting of Stockholders must be received by the Company no later than January 11, 2001. Proposals submitted after that date will be considered untimely, and will not be considered at the 2001 Annual Meeting. The proposal must be mailed to the Company's principal executive offices, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.


It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ Neal D. Crispin

Neal D. Crispin, President
March 28, 2000
Burlingame, California